Exhibit 10.1

FIRST AMENDMENT OF STANDARD OFFICE LEASE

This First Amendment of Standard Office Lease (the “First Amendment”) is entered into as of this 30th day of April, 2004, by and between ALECTA PENSIONSFÖRSÄKRING, ÖMSESIDIGT, a Swedish company (“Landlord”), and MAXIM PHARMACEUTICALS, a Delaware corporation (“Tenant”) who agree as follows:

1.               Recitals.  This First Amendment is executed in contemplation of the following facts and circumstances:

1.1           Landlord and Tenant executed that certain Standard Office Lease dated for reference purposes July 31, 2003, and effective as of September 13, 2003 (“Lease”), with respect to certain premises in the office building project located at University Pacific Centre, 8899 University Center Lane, San Diego, California (the “Existing Premises”).

1.2           It is the intent of Landlord and Tenant, by this First Amendment, to amend and otherwise modify certain provisions and conditions of the Lease, and, except as expressly amended or modified by the provisions and conditions of this First Amendment, it is intended by Landlord and Tenant that the Lease shall remain unchanged and otherwise in full force and effect.

1.3           Tenant is hereby exercising its Right of First Offer provided for in the Lease with respect to Suite 385 of University Pacific Centre.

1.4           Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meanings given to them in the Lease.

2.               Amendments.  The Lease shall be amended and modified as follows:

2.1                                 Expansion Premises.  The Premises are hereby expanded, subject to the terms and conditions set forth herein, to include the approximately 1,642 rentable square feet (1,425 usable square feet), commonly known as suite 385 of the Building (the “First Expansion Premises”).  Accordingly, effective as of May 1, 2004 (the “Expansion Premises Commencement Date”), paragraph 2 of the Basic Lease Provisions of the Lease shall automatically be amended to read, in its entirety, as follows:

“2.                                 PREMISES:  Approximately 39,293 rentable square feet.  The premises is comprised of 37,651 rentable square feet of Existing Premises and approximately 1,642 rentable square feet of First Expansion Premises.  The total Premises consists of 39,293 rentable square feet.”

Further, effective as of the Expansion Premises Commencement Date, paragraph 6 of the Basic Lease Provisions of the Lease shall automatically be amended to read, in its entirety, as follows:

“6.                                 TENANT’S PRORATA SHARE; BASE YEAR:  40.72%; such share is a fraction of the numerator of which is the total rentable area of the Premises (39,293 sq. ft.) and the denominator of which is the total rentable area of the Building (96,490 sq. ft.); Base Year: 2004.”

Further, effective as of the Expansion Premises Commencement Date, Exhibit “A” attached hereto shall automatically be substituted for the Exhibit “A” originally attached to the Lease.

2.2                                 Adjustment of Basic Monthly Rent.  Effective on the Expansion Premises Commencement Date, the Basic Monthly Rent payable by Tenant shall be adjusted to include Basic Monthly Rent for the First Expansion Premises.  Accordingly, Exhibit “D” attached hereto is substituted for the Exhibit “D” originally attached to the Lease.

2.3                                 Rent Abatement.

2.3.1                        Notwithstanding the provisions of Article 2 of the Lease and commencing on the Expansion Premises Commencement Date, Tenant shall not be obligated to pay Basic Monthly Rent for the First Expansion Premises for the months of May, June, July and August of 2004 (the “Abated Rent”) until the expiration of the Term.  If upon the expiration of the Term, Landlord has not terminated the Lease for a Tenant default, then Landlord shall forgive Tenant’s obligation to pay the Abated Rent.

2.3.2                        Tenant agrees that Landlord’s agreement to forgive Basic Monthly Rent as provided in Paragraph 2.3.1 above is conditioned until the natural expiration of the Term of the Lease or early termination through no fault of Tenant.  If a default shall occur during the Term of the Lease and the Lease shall terminate as a result thereof, then the aggregate amount of the Abated Rent provided to Tenant prior to such default shall become immediately due and payable as additional rent under the Lease.

2.3.3                        Only Basic Monthly Rent for the First Expansion Premises shall be postponed.  No other obligations owed by Tenant to Landlord shall be postponed or forgiven.  The purpose of this provision is to ensure that Landlord’s effective rent for the Term is not reduced as a result of an early termination of the Lease.

2.4                                 Adjustment of Security Deposit.

(a)                                  Paragraph 7 of the Basic Lease Provisions of the Lease is hereby amended to read, in its entirety, as follows:

7.                                       “SECURITY DEPOSIT:  $74,526.20.”

(b)                                 When the First Amendment is executed, Tenant shall pay $4,794.64 to Landlord for the purpose of increasing the Security Deposit held by Landlord from $69,731.56 to $74,526.20.

2.5                                 Tenant Improvement Allowance.  Tenant shall occupy the First Expansion Premises in its as-is condition and Landlord shall have no obligation to contribute any funds to any refurbishment of the Premises.

2.6                                 Possession of First Expansion Premises.  Landlord shall tender possession, and Tenant shall take possession, of the First Expansion Premises on the Expansion Premises Commencement Date.

2.7                                 Parking Spaces.  Effective on the Expansion Premises Commencement Date, paragraph 11 of the Basic Lease Provisions of the Lease shall automatically be amended to read, in its entirety, as follows:

“11.                           PARKING:

For the Existing Premises:

Tenant shall be entitled to four (4) parking permits per 1,000 usable square feet of the Existing Premises, all within the designated parking area, surface and structure.  Up to eighteen (18) of these parking permits shall be covered and designated reserved for Tenant’s executives at Tenant’s option.  In addition, Landlord shall provide, pursuant to Tenant’s request, three (3) reserved spaces in front of the Building designated specifically for Tenant’s visitors and vendors.  Monthly parking charges shall be at $25.00 per non reserved space and $75.00 per reserved space. All non-reserved parking charges shall be waived during the first three (3) years of the Term.  Landlord reserves the right to separately charge Tenant’s guests and visitors for any additional parking.

For the First Expansion Premises:

Tenant shall be entitled to six (6) unreserved parking spaces during the Term at the prevailing market rate for such parking spaces which is currently $50.00 per unreserved space, per month.  Tenant may elect to designate up to two (2) of said six parking spaces as reserved parking spaces.  If Tenant so elects, Tenant agrees to pay the prevailing market rate for such parking spaces which is currently $100 for each reserved space, per month.  Landlord reserves the right to separately charge Tenant’s guests and visitors for parking.”

2.8                                 Brokers:  As of the Expansion Premises Commencement Date, paragraph 8 of the Basic Lease Provisions of the Lease shall automatically be amended to read, in its entirety, as follows:

“12.                           Brokers:

For the Existing Premises:  Burnham Real Estate Services (previously known as Burnham Office Consulting Partners).

For the First Expansion Premises:  Burnham Real Estate Services and The Staubach Company.

2.9                                 Landlord’s Address for Notices: Landlord’s address for notices, as set forth in Section 9 of the Basic Lease Provisions of the Lease, is amended to the following:

Landlord:	Tenant:

ALECTA PENSIONSFÖRSÄKRING, ÖMSESIDIGT,	MAXIM PHARMACEUTICALS
a Swedish company	8899 University Center Lane, Suite 385
Alecta Real Estate (USA), Inc.	San Diego, CA 92122
10 Glenville Street	Attn: Dale Sander
Greenwich, CT 06831
Attn: Martin Van Ardenne

with a copy to:

STEPSTONE REAL ESTATE SERVICES
1660 Union Street, 4th Floor
San Diego, CA 92101
Attn: Cindy Tracey

2.10                           Defined Terms:  Capitalized terms that are defined herein but not in the Lease shall have the meanings specified herein.

3.               Estoppel.

3.1                                 Tenant:  As of the date hereof, Tenant acknowledges and agrees that to the best of Tenant’s knowledge and belief, Landlord has performed all obligations required of Landlord under the Lease and that there are no offsets, counterclaims or defenses of Tenant under the Lease existing against Landlord.  Tenant further acknowledges and agrees that no events have occurred that, with the passage of time or the giving of notice, or both, would constitute a basis for an offset, counterclaim or defense against Landlord, and that the Lease, as amended, is in full force and effect.

3.2                                 Landlord:  As of the date hereof, Landlord acknowledges and agrees that to the best of Landlord’s knowledge and belief, Tenant has performed all obligations required of

Tenant under the Lease and that there are no offsets, counterclaims or defenses of Landlord under the Lease existing against Tenant.  Landlord further acknowledges and agrees that no events have occurred that, with the passage of time or the giving of notice, or both, would constitute a basis for an offset, counterclaim or defense against Tenant, and that the Lease, as amended, is in full force and effect.

4.               Continuing Effect.  As used herein the term “Lease” shall refer to the Lease as amended.  It is the intent of Landlord and Tenant by this First Amendment to amend and modify certain provisions and conditions of the Lease as previously amended; therefore, except as expressly amended or modified by the provisions and conditions of this First Amendment, the Lease shall remain unchanged and otherwise in full force and effect.

“LANDLORD”		“TENANT”

ALECTA PENSIONSFÖRSÄKRING,		MAXIM PHARMACEUTICALS,
ÖMSESIDIGT, a Swedish company		a Delaware corporation

By:	/s/ Martin Van Ardenne	By:	/s/ Anthony E. Altig
Martin Van Ardenne
Its:	Asset Manager	Its:	Chief Financial Officer

EXHIBIT “D”

BASIC MONTHLY RENT SCHEDULE

1.                                       BASIC MONTHLY RENT

(a)                                  As of the date hereof, the Basic Monthly Rent to be paid by the Tenant to the Landlord shall be as follows.

For the Existing Premises:

Months 0 through 12 - $90,362.40	($2.40 per BOMA rentable square foot) per month
Months 13 through 24 - $90,362.40	($2.40 per BOMA rentable square foot) per month
Months 25 through 36 - $90,362.40	($2.40 per BOMA rentable square foot) per month
Months 37 through 48 - $100,904.68	($2.68 per BOMA rentable square foot) per month
Months 49 through 60 - $103,916.76	($2.76 per BOMA rentable square foot) per month
Months 61 through 72 - $106,928.84	($2.84 per BOMA rentable square foot) per month
Months 73 through 84 - $109,940.92	($2.92 per BOMA rentable square foot) per month

For the First Expansion Premises:

Months 8 through 12 - $3,940.80	($2.40 per BOMA rentable square foot) per month*
Months 13 through 24 - $3,940.80	($2.40 per BOMA rentable square foot) per month
Months 25 through 36 - $3,940.80	($2.40 per BOMA rentable square foot) per month
Months 37 through 48 - $4,400.56	($2.68 per BOMA rentable square foot) per month
Months 49 through 60 - $4,531.92	($2.76 per BOMA rentable square foot) per month
Months 61 through 72 - $4,663.28	($2.84 per BOMA rentable square foot) per month
Months 73 through 84 - $4,794.64	($2.92 per BOMA rentable square foot) per month

(b)                                 Tenant agrees to pay to Landlord the monthly rental (Basic Monthly Rent) according to the terms and conditions as specified in Article 2 of the Lease.

*                                         Rents for May, June, July and August of 2004 are subject to Section 2.3 of the First Amendment to Lease.